Exhibit 99.2

55 Water Street New York, NY 10041 www.spglobal.com Press Release For Immediate Release

S&P Global Announces Pricing of Tender Offer for Any and All of Its Outstanding

5.000% Senior Notes Due 2022, 4.000% Senior Notes Due 2025 and 4.750% Senior Notes Due 2025

NEW YORK, March 18, 2022 – S&P Global (NYSE: SPGI) (the “Company”) announced today that it has priced pursuant to its previously announced cash tender offer (the “Offer”) for any and all of its outstanding 5.000% Senior Notes due 2022, 4.000% Senior Notes due 2025 and 4.750% Senior Notes due 2025 (collectively, the “Notes”), the approximately $1.6 billion in aggregate principal amount of the Notes that were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on March 17, 2022 (the “Early Tender Time”). The Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase, dated March 4, 2022 (the “Offer to Purchase”). The Notes are guaranteed by the Company’s subsidiary, Standard & Poor’s Financial Services LLC.

Certain information regarding the Notes and the pricing for the Offer, including the aggregate principal amount of each series of Notes that were validly tendered and not validly withdrawn on or prior to the Early Tender Time and the Total Consideration (as defined below), is set forth in the table below.

Title of Security	CUSIP Numbers / ISINs	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Reference Yield	Fixed Spread	Total Consideration (1), (2), (3)	Principal Amount Tendered
5.000% Senior Notes due 2022*	78409VAT1/ US78409VAT17, U75091AF2/ USU75091AF24	$734,098,000	UST 0.125% due July 31, 2022	FIT3	0.716%	T + 50 bps	$1,013.60	$682,044,000
4.000% Senior Notes due 2025	78409VAD6/ US78409VAD64, 78409VAC8/ US78409VAC81, U75091AA3/ USU75091AA37	$700,000,000	UST 0.25% due May 31, 2025	FIT5	2.171%	T + 30 bps	$1,047.20	$413,326,000
4.750% Senior Notes due 2025*	78409VAW4 / US78409VAW46, U75091AJ4/ USU75091AJ46	$795,818,000	UST 0.75% due November 15, 2024	FIT5	2.129%	T + 50 bps	$1,053.96	$548,837,000

* Denotes a series of Notes for which the calculation of the applicable Total Consideration was performed using the value of such Notes as determined at the Price Determination Date as if the principal amount of such Notes had been due on the applicable par call date.

(1)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase.

(2)	The applicable Total Consideration includes the early tender premium of $30 per $1,000 principal amount of Notes.

(3)	The applicable Total Consideration is calculated on the basis of pricing for the U.S. Treasury Reference Security as of 10:00 a.m., New York City time, on March 18, 2022.

Holders of Notes validly tendered prior to or at the Early Tender Time and accepted for purchase will receive the applicable Total Consideration. Holders of any Notes that are validly tendered after the applicable Early Tender Time but prior to or at the Expiration Time and accepted for purchase will receive the applicable Tender Offer Consideration (as defined below). In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable (each as defined in the Offer to Purchase) for the applicable Notes.

The Company expects the Early Settlement Date to occur on March 21, 2022, the second business day after the Early Tender Time. The Offer will expire at 11:59 p.m., New York City time, on March 31, 2022 (such time and date, as it may be extended, the “Expiration Time”), unless extended or earlier terminated by the Company. The Company expects the Final Settlement Date to occur on April 4, 2022.

The Company’s obligation to accept for purchase and to pay for Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, the Company’s successful completion of its previously announced offering of new senior notes, which was completed on March 18, 2022. The complete terms and conditions of the Offer are set forth in the Offer to Purchase. Holders of the Notes are urged to read the Offer to Purchase carefully.

The applicable “Total Consideration” for each $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Offer was determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Notes specified in the table above plus the yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City time, on March 18, 2022. Holders of any Notes that are validly tendered after the applicable Early Tender Time but prior to or at the Expiration Time and that are accepted for purchase will receive the applicable Total Consideration minus an early tender payment of $30 per $1,000 principal amount of such Notes tendered (the “Tender Offer Consideration”).

To the extent that all of the outstanding Notes are not tendered and purchased in the Offer, the Company intends, but is not obligated, to use a portion of any remaining net proceeds from its completed offering of new senior notes to redeem all or a portion of the remaining Notes.

The Company has retained D.F. King & Co., Inc. (“D.F. King”) as the tender agent and information agent for the Offer. The Company has retained Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC as dealer managers for the Offer.

Holders who would like additional copies of the Offer to Purchase may call or email the information agent, D.F. King at (877) 864-5060 or spgi@dfking.com. Copies of the Offer to Purchase are also available at the following website: www.dfking.com/spgi. Questions regarding the terms of the Offer should be directed to Goldman Sachs & Co. LLC at 200 West Street, New York, NY 10282, telephone (800) 828-3182 (toll-free), (212) 902-6351 (collect), Attn: Liability Management, J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, telephone: (866) 834-4666 (toll-free), (212) 834-4045 (collect) or Mizuho Securities USA LLC at 1271 Avenue of the Americas, New York, NY 10020, telephone (866) 271-7403 (toll-free), (212) 205-7736 (collect).

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer to Purchase. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About S&P Global

S&P Global (NYSE: SPGI) provides essential intelligence. We enable governments, businesses and individuals with the right data, expertise and connected technology so that they can make decisions with conviction. From helping our customers assess new investments to guiding them through ESG and energy transition across supply chains, we unlock new opportunities, solve challenges and accelerate progress for the world.

We are widely sought after by many of the world’s leading organizations to provide credit ratings, benchmarks, analytics and workflow solutions in the global capital, commodity and automotive markets. With every one of our offerings, we help the world’s leading organizations plan for tomorrow, today.

Contact:

Investor Relations:

Mark Grant

Senior Vice President, Investor Relations

Tel: + 1 347 640 1521

mark.grant@spglobal.com

Media:

Ola Fadahunsi

Tel: +1 332-210-9935

ola.fadahunsi@spglobal.com

Christopher Krantz

+44 7976 632 638

christopher.krantz@spglobal.com

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about future business and operating results, the industry and markets in which the Company operates and beliefs of and assumptions made by the Company’s management, involve uncertainties that could significantly affect the financial or operating results of the Company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “will,” “should,” “may,” “projects,” “could,” “would,” “target,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. For example, management may use forward-looking statements when addressing topics such as the outcome of the Offer and any redemption of Notes.

These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. We can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: (i) uncertainty relating to the impact of the integration of the businesses of the Company and IHS Markit Ltd. (“IHS Markit”), including potential adverse reactions or changes to business relationships resulting from the integration and increased cyber risks during the integration; (ii) the ability of the Company to successfully integrate IHS Markit’s operations and retain and hire key personnel; (iii) the ability of the Company to implement its plans, forecasts and other expectations, including with respect to IHS Markit’s business and to realize expected synergies; (iv) business disruption following the transaction with IHS Markit; (v) economic, financial, political and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, including the United Kingdom’s withdrawal from the European Union, natural and man-made disasters, civil unrest, pandemics (e.g., COVID-19 and its variants (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current U.S. administration; (vi) the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, data breach, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; (vii) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; (viii) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (ix) changes in debt and equity markets, including credit quality and spreads; (x) demand for investment products that track indices and assessments, and trading volumes of certain exchange-traded derivatives; (xi) changes in financial markets, capital, credit and commodities markets and interest rates; (xii) the possibility that the integration of IHS Markit may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiii) the parties’ ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; (xiv) the outcome of the Offer; and (xv) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by the Company from time to time, including those discussed under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, credit rating or liquidity. Except to the extent required by applicable law or regulation, the Company disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.